EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (Nos. 333-109876, 333-111512 and 333-119750), on Form S-3 (Nos. 333-128377, 333-138872 and 323-139662) and on Form S-8 (Nos. 333-63580, 333-133258 and 333-140041) of World Heart Corporation of our report dated March 29, 2007 relating to the financial statements, which appear in this Annual Report on Form 10-KSB/A.

/s/ PRICEWATERHOUSECOOPERS LLP
Ottawa, Canada
April 27, 2007